First Amendment to Agreement

         First Amendment to Agreement, dated as of January 25, 2000, by and between Fleet Boston Corporation (formerly Fleet Financial Group, Inc.), a Rhode Island Corporation (the "Company"), and Terrence Murray (the "Executive").

         WHEREAS, as of December 17, 1997, the Company and the Executive entered into an Agreement (the "Agreement") as part of a retention strategy for the Executive and in recognition of his invaluable contributions to the Company's success;

         WHEREAS, the Company and the Executive have determined that it would be desirable to amend the Agreement in the manner set forth in this First Amendment;

         NOW, THEREFORE, pursuant to Section 4(i) of the Agreement, the Company and the Executive hereby agree as follows:

1. Section 2(c)(i) of the Agreement is hereby amended by deleting the words "one year" in the first and second sentences of the first paragraph and in the second paragraph thereof, and inserting in their place the words "three years".

2. All of the terms and provisions of the Agreement not amended hereby shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by the duly authorized officer and the Executive has executed this First Amendment.

                                              Fleet Boston Corporation

                                         By:  /s/ M. ANNE SZOSTAK
                                              -------------------


                                              /s/ TERRENCE MURRAY
                                              Terrence Murray